Exhibit 10.9.3
SECOND AMENDMENT TO THE BENEFICIENT MANAGEMENT PARTNERS, L.P.
2019 EQUITY INCENTIVE PLAN

This Second Amendment to the Beneficient Management Partners, L.P. 2019 Equity Incentive Plan (the “Amendment”) is made effective as of January 1, 2021, by Beneficient Management Partners, L.P., a Delaware limited partnership (the “Partnership”).

W I T N E S S E T H:

WHEREAS, on April 25, 2019, the General Partner of the Partnership approved the adoption of the Beneficient Management Partners, L.P. 2019 Equity Incentive Plan (the “Plan”) and the Plan was subsequently amended on December 29, 2019;

WHEREAS, the Plan contains certain redemption provisions applicable to the Class A Units; and

WHEREAS, the Partnership now desires to amend the Plan to add an alternative redemption provision for the Class A Units;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.The first sentence of Section 15 of the Plan is hereby amended and restated in its entirety as follows:

Subject to the Minimum Retained Ownership Requirement and Section
4.05 of the LP Agreement, on a quarterly basis, the Participant may direct the Partnership, upon written notice, with respect to all or a portion of the Participant’s Vested Class A Units, (i)(A) to convert all or any number of Allocation Partnership Preferred Units attributable to such Vested Class A Units to Allocation Partnership Ordinary Units and/or (B) exchange all or any number of Allocation Partnership Ordinary Units attributable to such Vested Class A Units for common units (the “MLP Units”) of the applicable Issuer pursuant to an Exchange Agreement; and (ii) to distribute such MLP Units to the Participant. Notwithstanding the foregoing, fractional Allocation Partnership Ordinary Units may be settled in cash as allowed by the Administrator.

2.Section 16(a) of the Plan is hereby amended and restated in its entirety as follows:

(a)Redemption and Consideration Covering Net Assets having an Exchange Traded Market Value. The Administrator shall cause the Participant’s Vested Class A Units to be redeemed in the manner provided in Section 16(a)(i); provided, however, that in the event the Repurchase Amount (as defined in Section 16(a)(ii)) is less than $250,000, the Administrator, in its sole discretion,

Exhibit 10.9.3
may cause the Participant’s Vested Class A Units to be redeemed in the manner provided in Section 16(a)(ii).

(i)The Partnership shall contribute Allocation Partnership Holdings underlying the Vested Class A Units held by the Participant along with cash and/or marketable securities (which are not pledged to secure other obligations of the Partnership) in an amount equal to the positive amount of Net Vested Class A Monetary Assets to a subsidiary of the Partnership (the “Subsidiary”) organized as a Delaware limited liability company managed by the Partnership. The Partnership shall subsequently distribute the interests in the Subsidiary received for such contribution to the Participant, subject to the following:

(A)If the Partnership’s Net Vested Class A Monetary Assets represent a negative amount, then the Partnership shall reduce the contribution (but not below zero) to the Subsidiary of the Allocation Partnership Preferred Units by an amount equal to the product of (x) the percent obtained by dividing the value of the Allocation Partnership Preferred Units by the total Allocation Partnership Holdings and (y) the absolute value of the negative Net Vested Class A Monetary Assets. The Partnership shall further reduce the contribution (but not below zero) to the Subsidiary of the Allocation Partnership Ordinary Units by the number of Allocation Partnership Ordinary Units that are equal in value to the Net Vested Class A Monetary Assets which were not used to reduce the amount of Allocation Partnership Preferred Units in the previous sentence.

(B)The Partnership shall take the required steps to advance the following additional consideration to the Participant in return for the redemption of the Participant’s Class A Units in the Partnership. On an annual basis for the five year period following the Participant’s termination of Employment, the Participant’s continued participation under the applicable Award Agreement shall be reduced by 20% each year with such initial participation to be calculated based on the Vested Class A Units the Participant held immediately prior to the Participant’s termination of Employment. The result of which shall be the Participant participating in 100% of his or her otherwise Vested Class A Units in year one, 80% of its otherwise Vested Class A Units in year two, 60% of its otherwise Vested Class A Units in year three, 40% of its otherwise Vested Class A Units in year four, 20% of its otherwise Vested Class A Units in year five, and no Vested Class A Units at the end of the five-year period. All distributions to the Participant under this Section 16(a)(i)(B) shall be treated as payments for the Participant’s interest in the Partnership within the meaning of Section 736 of the Code. At the end of the five-year

2

Exhibit 10.9.3
period, the Participant shall cease to hold Class A Units and shall cease to be a Limited Partner of the Partnership. The Partnership shall make a contribution (which shall not be less than zero) to the Subsidiary of all of the Allocation Partnership Holdings underlying the Participant’s participation pursuant to this Section 16(a)(i)(B) reduced by the absolute value of any remaining negative amount of Net Vested Class A Monetary Assets and Net Vested Class B Monetary Assets which may have not been allocated pursuant to Section 16(a)(i)(A), Section 16(b)(i) and Section 16(b)(ii).

(ii)The Partnership shall reacquire the Participant’s outstanding Vested Class A Units (the “Repurchased Class A Units”) for an amount (the “Repurchase Amount”) equal to the then-current Carrying Value of the businesses underlying the Class A Units (the “BEN Operations”). For purposes of this Section 16(a)(ii), the Carrying Value of the BEN Operations shall be deemed equal to five (5) times the BEN Operations’ steady-state operating EBITDA (which EBITDA shall not include income from assets included in Net Monetary Assets of the BEN Operations) as forecasted by the Partnership’s General Partner in its sole discretion for the twelve full months following the Employee’s termination of employment, and such Carrying Value of the BEN Operations shall be adjusted upward or downward, as the case may be, by the aggregate Net Monetary Assets of the BEN Operations, as applicable, as of the month- end following such termination of employment. Concurrent with this reacquisition of the Repurchased Class A Units, the Partnership is authorized and directed to modify the Partnership allocation and distribution terms for the Repurchased Class A Units to receive a Profits allocation and cumulative cash distributions equal to the actual EBITDA (which EBITDA shall not include income from assets included in Net Monetary Assets of the BEN Operations), which shall be subordinated to Tax Distributions (as defined in Article IV of the LP Agreement), for a five year period following the repurchase of the Repurchased Class A Units. After such five year period, the Repurchased Class A Units shall be retired by the Partnership and the holder of the Repurchased Class A Units shall no longer be a Limited Partner of the Partnership. The Partnership shall (x) distribute to the Participant the Net Vested Class A Monetary Assets (if such amount is a positive amount) and (y) deliver the Repurchase Amount for the five year period following the termination of the Participant’s employment by providing the Participant with the rights pertaining to Repurchased Class A Units in the Partnership described above; provided, however, that the Administrator, in its sole discretion, may elect to deliver the Repurchase Amount to the Participant as a lump sum as soon as administratively practicable following the Participant’s termination of employment. All distributions to the Participant under this Section 16(a)(ii) shall be treated as payments for the Participant’s interest in the Partnership within the meaning of Section 736 of the Code. The

3

Exhibit 10.9.3
Participant shall cease to hold Class A Units upon the termination of the Participant’s employment. If the Net Vested Class A Monetary Assets is a negative amount, then the cash distributable to the Participant under this Section 16(a)(ii) will be reduced (but not below zero) by the absolute value of such negative amount.

3.Section 16(c)(i) of the Plan is hereby amended and restated in its entirety as follows:

(i) Without regard to the Minimum Retained Ownership Requirement, on a quarterly basis, the Partnership shall also authorize and direct the Subsidiary to take any one or more of the actions at the election of the Participant: (A) to convert any underlying Allocation Partnership Preferred Units to Allocation Partnership Ordinary Units, and/or (B) to convert any underlying Allocation Partnership Ordinary Units to MLP Units and distribute all or a portion of such MLP Units to the Participant. Notwithstanding the foregoing, fractional Allocation Partnership Ordinary Units may be settled in cash as allowed by the Administrator.

4.Except as otherwise specifically set forth herein, all other terms and conditions of the Plan shall remain in full force and effect.

[signature page follows]

4

Exhibit 10.9.3
IN WITNESS WHEREOF, the Partnership has caused this Amendment to be executed on its behalf by its duly authorized officer on the date set forth above.

BENEFICIENT MANAGEMENT PARTNERS, L.P.

By: Beneficient Management Group, L.L.C., its General Partner

By:/s/ Jamie Crable
Name: Jamie Crable
Title: Authorized Signatory

Adopted solely with respect to its obligations under Section 16:

THE BENEFICIENT COMPANY GROUP, L.P.

By: Beneficient Management, L.L.C., its General Partner

By: /s/ Art Damoulakis
Name: Art Damoulakis
Title: Authorized Signatory

5